UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On March 18, 2019, David Wise, Chief Administrative Officer of LivaNova Plc (the “Company”), resigned from his position and assumed the role of Senior Advisor, assisting with special projects from the same date.
In connection with Mr. Wise’s new role as Senior Advisor, the Company will pay Mr. Wise an annual base salary in the amount of $300,000. Mr. Wise’s target bonus amount under the Company’s 2019 Short-Term Incentive Plan will be 50% of his base salary. He remains eligible to participate in the Company’s 2019 Long-Term Incentive Plan. All other benefits remain unchanged. Mr. Wise does not have a written employment agreement and continues to be employed at will.
(e) The description set forth in Item 5.02(b) above is incorporated by reference into this Item 5.02(e).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: March 18, 2019	By:/s/ Catherine Moroz
Name: Catherine Moroz
Title: Company Secretary